WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE DIRECTORS OF

Smart Ventures, Inc.

A NEVADA CORPORATION

The undersigned Director, being the Directors of Smart Ventures, Inc., a StateplaceNevada corporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, without a meeting, and waives all notice or other meeting requirements.

1)

Forward Share Spilt

RESOLVED, that the number of issued and outstanding shares of the Corporation be increased by virtue of a forward share split on a one old for 6 new basis (6-1) to be effective immediately.

Dated: May 27, 2009

The undersigned, being all the Director of Smart Ventures, Inc., waives the required notice of meeting and consents to all actions taken hereby.

_/S/ LANCE LARSEN____

Lance Larsen, President

/S/ JAMIE BOND

Jamie Bond, Secretary Treasurer

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